LOAN AGREEMENT

         This LOAN AGREEMENT ("Agreement") is made and entered into effective the 20th day of January, 1997, by and between Allan Avery, GEM Communications, Inc. and Niche Pharmaceuticals, Inc., a Delaware corporation ("Borrower").
         WHEREAS, Borrower desires to obtain from Lender and Lender is willing to make such loan on the term and conditions hereinafter set forth;
         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties agree as follows:
         1. LOAN. Lender shall make available to Borrower an aggregate sum of One Hundred- Fifty Thousand Dollars ($150,000) for loan to Borrower. Borrower may from time to time during the term of this Agreement make requests for advances on the loan, such advances not to exceed in the aggregate the principal sum of One Hundred-Fifty Thousand Dollars ($150,000). Any amounts advanced under the loan shall bear interest at the rate of ten percent (10%) per annum.
         2. REPAYMENT. Borrower shall repay any or all amounts advanced by Lender hereunder upon demand by Lender therefor. Borrower's obligation to repay to Lender any amounts advanced hereunder shall be represented by Borrower's promissory note to Lender executed contemporaneously herewith and attached hereto.
         3.       TERM.  This Agreement shall be in effect for a period of one
(1) year from the effective date hereof.
         4. SUCCESSORS AND ASSIGNS. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties.
         5. PARAGRAPH HEADINGS. The paragraph headings contained herein are for convenience only, and do not purport to accurately summarize the contents of the paragraph they head, and shall not modify, or in any way affect the provisions of this Agreement or be of any relevance in the construction thereof.
         6.       MEDIATION AND ARBITRATION OF DISPUTES.
                  A. Should either Party reasonably believe the other has committed a breach of this Agreement, such party shall notify the other in writing stating its belief that a breach has been committed and setting forth its reasons for such belief;


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                  B. If the Party in receipt  of such  notice  does not  respond within thirty (30) days, except in the event of an alleged breach of Paragraph 3, which time shall be ten (10) days, of its receipt of same, or if it does respond and the party receiving such response is not satisfied with the response or the proposed remedy, such party may thereafter demand arbitration;
                  C. Should the Parties fail to resolve any controversy or claim arising out of or relating to the interpretation or application of any term or provision set forth herein, or the alleged breach thereof, such controversy or claim shall be resolved by arbitration in accordance with the Rules of the American Arbitration Association;
                  D. Judgment upon any award rendered pursuant to Paragraph 23 C herein may be entered in any court having jurisdiction of the Party against whom the award is rendered;
                  E. Any award rendered pursuant to the terms and conditions set forth herein shall be final and binding; and
                  F. Any arbitration held pursuant to this Agreement shall be held in Austin, Texas. Each Party shall bear its own expenses and shall equally share the administrative expenses of the hearing, including arbitration fees, the expenses of a court reporter, hearing room, etc.
         7. APPLICABLE LAW. This Agreement shall be subject to, construed in accordance with and governed by, the laws of the State of Texas, Venue of any legal proceeding hereunder shall be in Denton County, Texas.
         8. MUTUAL PREPARATION. Each party has read the foregoing Agreement, fully understands the contents thereof, and is under no duress or pressure of any sort to execute it. This Agreement was mutually prepared and shall not be construed against any party by reason of his role in such preparation.
         9. MISCELLANEOUS. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein . If, moreover, any one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time, duration, geographical scope, activity, or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.


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         10.      COUNTERPARTS.  This Agreement may be executed in multiple
counterparts, but all counterparts taken together shall constitute one and the same Agreement, binding upon all of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Loan Agreement effective the date set forth above.

                                               LENDER:

                                               /s/ Allan R. Avery
                                               ALLAN AVERY, PRESIDENT


                                               BORROWER:

                                               NICHE PHARMACEUTICALS, INC.
                                               a Delaware Corporation

                                               /s/ Stephen F. Brandon
                                               STEPHEN F. BRANDON, PRESIDENT/CEO



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